EXHIBIT 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint Lynn J. Good, Marc E. Manly, Stephen G. De May and David S. Maltz, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 30th day of October, 2012.

DUKE ENERGY CORPORATION
(Registrant)

By:	/s/ James E. Rogers
Name: James E. Rogers
Title: President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Sue C. Harrington
Sue C. Harrington
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Lynn J. Good Lynn J. Good	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven K. Young Steven K. Young	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ William Barnet III William Barnet III	Director

/s/ G. Alex Bernhardt, Sr. G. Alex Bernhardt, Sr.	Director

/s/ Michael G. Browning Michael G. Browning	Director

/s/ Harris E. DeLoach, Jr. Harris E. DeLoach, Jr.	Director

/s/ Daniel R. DiMicco Daniel R. DiMicco	Director

/s/ John H. Forsgren John H. Forsgren	Director

/s/ Ann M. Gray Ann M. Gray	Director

/s/ James H. Hance, Jr. James H. Hance, Jr.	Director

/s/ James B. Hyler James B. Hyler	Director

/s/ E. Marie McKee E. Marie McKee	Director

/s/ E. James Reinsch E. James Reinsch	Director

/s/ James T. Rhodes James T. Rhodes	Director

SIGNATURE	TITLE

/s/ Philip R. Sharp Philip R. Sharp	Director

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director